O
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

JBI, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JBI, INC.
500 Technology Square, Suite 150
Cambridge, Massachusetts 02139
(905) 354-7222

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2010

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of JBI, Inc., a Nevada corporation (together with its subsidiaries, “Company”, “JBI”, “we”, “us” or “our”), which will be held on April 24, 2010, at 1:30 P.M. at the Fallsview Casino Resort, 6380 Fallsview Boulevard Niagara Falls, Ontario L2G 7X5, for the following purposes:

1.           To elect five directors to hold office for a one year term and until each of their successors are elected and qualified.

2.           To ratify the appointment of Gately & Associates, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.           To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 23, 2010 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof.  A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection for ten days prior to the Annual Meeting at our executive offices located at 500 Technology Square, Suite 150, Cambridge, Massachusetts 02139.

By Order of the Board of Directors

John Bordynuik
CEO and Chairman of the Board
March 23, 2010
Cambridge, Massachusetts

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING	3
General	3
Voting Securities	3
Voting of Proxies	3
Revocability of Proxies	5
Required Vote	5
Shareholders List	5
Expenses of Solicitation	5
PROPOSAL NO. 1: ELECTION OF DIRECTORS	6
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	7
CORPORATE GOVERNANCE	7
Board Meetings and Annual Meeting Attendance	7
Audit Committee	7
Compensation Committee	8
Nominating Committee	8
Code of Ethics	8
Director’s Compensation	9
Executive Officers and Significant Employee	9
Executive Officer Compensation	11
Family Relationships	11
Involvement in Certain Legal Proceedings	11
Adverse Proceedings	11
Compliance with Section 16(a) of the Exchange Act	11
REPORT OF THE AUDIT COMMITTEE	12
FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
TRANSACTIONS WITH RELATED PERSONS	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
SHAREHOLDER COMMUNICATIONS	14
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND HOUSEHOLDING	15
SHAREHOLDER PROPOSALS FOR THE 2009 MEETING	14
OTHER MATTERS	15
PROXY	16

JBI, INC.
500 Technology Square, Suite 150
Cambridge, Massachusetts 02139
__________________________

PROXY STATEMENT
__________________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2010

GENERAL INFORMATION ABOUT THE PROXY
STATEMENT AND ANNUAL MEETING

General

This Proxy Statement is being furnished to the shareholders of JBI, Inc. (together with its subsidiaries, “Company”, “JBI”, “we”, “us” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders to be held at the Fallsview Casino Resort 6380 Fallsview Boulevard, Niagara Falls, Ontario L2G 7X5, on April 24, 2010 and at any and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  Accompanying this Proxy Statement is a proxy/voting instruction form (the “Proxy”) for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.  It is contemplated that this Proxy Statement and the accompanying form of Proxy will be first mailed to JBI’s shareholders on March 24, 2010.

The Company will solicit shareholders by mail through its regular employees and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for reasonable, out-of-pocket costs.  In addition, the Company may use the service of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

Voting Securities

Only shareholders of record as of the close of business on March 23 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.  As of the March 23, 2010, there were 50,102,200 shares of common stock of the Company, issued and outstanding and entitled to vote representing approximately 2,000 holders of record.  In addition, 1,000,000 Series A Super Voting Preferred Shares are issued and outstanding. Holders of the Series A Super Voting Preferred Shares have one hundred (100) times the number of votes that holders of common stock are entitled to on all matters submitted to shareholders for their action or consideration. There is currently 1 holder of Series A Super Voting Preferred Shares. Shareholders may vote in person or by proxy.  Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement.  The Company’s bylaws provide that a majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.  The enclosed Proxy reflects the number of shares that you are entitled to vote.  Shares of common stock may not be voted cumulatively.

Voting of Proxies

All valid proxies received prior to the Annual Meeting will be voted.  The Board of Directors recommends that you vote by proxy even if you plan to attend the Annual Meeting.  To vote by proxy, you must fill out the enclosed Proxy, sign and date it, and return it in the enclosed postage-paid envelope.  Voting by proxy will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person.  However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revocability of Proxies

All Proxies which are properly completed, signed and returned prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices located at 500 Technology Square, Suite 150 Cambridge, MA 02139, a written notice of revocation or a duly-executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

Required Vote

Representation at the Annual Meeting of the holders of a majority of the outstanding shares of our common stock and preferred stock entitled to vote, either in person or by a properly executed Proxy, is required to constitute a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or absence of a quorum. Under the Nevada Revised Statutes, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

In the election of our Board of Directors, shareholders are not allowed to cumulate their votes. Shareholders are entitled to cast a vote for each of the openings on the Board to be filled at the Annual Meeting. The five nominees receiving the highest vote totals will be elected as our Board of Directors. For approval of the proposed ratification of our independent registered accountants, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of the Board of Directors or the ratification of the independent public accountants.

Shareholders List

For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available at the principal executive offices of the Company located at 500 Technology Square, Suite 150, Cambridge, MA 02139 so that stockholders of record may inspect the list only for proper purposes.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this proxy-soliciting material, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of five authorized directors.  A total of five directors will be elected at the Annual Meeting to serve until the next annual shareholder meeting.  The persons named as “Proxies” in the enclosed Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies.  If no choice has been specified by a shareholder, the shares will be voted FOR the nominees.  If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.  If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected.  Abstentions and broker non-votes will have no effect on the vote.

NOMINEES FOR ELECTION AS DIRECTOR

The following sets forth certain information about each of the director nominees:

John Bordynuik, 40, John Bordynuik is the founding CEO and President of John Bordynuik Inc., a Delaware corporation. Mr. Bordynuik is a Consultant to the Math and Computation Group of the Computer Science and Artificial Intelligence Lab, Massachusetts Institute of Technology, Cambridge, MA. Mr. Bordynuik solved MIT's problem of reading 30-40 year old tapes by developing highly sophisticated technology to address the issues related to legacy computer data, and has since recovered thousands of tapes from the 1960's to 1990's. During 1990-2001, Mr. Bordynuik was employed by the Ontario Legislative Assembly, Queen's Park, Toronto, in Research and Development. Mr. Bordynuik has recovered data from old media for the past 20 years to amass the world's largest solution and algorithm archive.

Amy Bradshaw, age 35, Ms. Bradshaw is a career businesswoman with experience in the consulting and industry.  Ms. Bradshaw has contributed and managed in a variety of corporate functions including accounting, finance, purchasing, professional services and marketing.  Her previous employers include PricewaterhouseCoopers, Arthur Andersen and Cerner Corporation. Among her accomplishments, Amy managed a $65 million business unit that experienced growth in revenue, margin and operating income while under her leadership.

Ms. Bradshaw completed her undergraduate studies at Miami University.  Graduating magna cum laude, Amy earned dual bachelor degrees in Manufacturing Engineering and Accountancy.  She went on to become a Certified Public Accountant and maintains membership in the American Institute of Certified Public Accountants.  Ms. Bradshaw completed her MBA at the University of Virginia's Darden School of Business.

John Wesson, Age 56, John M. Wesson, a 1980 graduate from Drew University, Madison, N.J. with a  B.A., Psychology and Minor – Ethics.  John is a professional Banker and a BSA Associate (Bank Secrecy Act) at Bank Leumi USA in New York City. Given this designation, he works closely with such regulatory agencies as FINCEN (Financial Crimes Enforcement Network) and Treasury (OFAC).

John has a progressive record of achievements in the Banking industry and an in-depth understanding of Regulatory Compliance (Patriot Act, FDIC), BSA (Bank Secrecy Act), AML (Anti Money Laundering), and Legality issues.

Additionally, Mr. Wesson has an exemplary military background, employing sound leadership skills.  He served in Army Security Agency 1972 to 1976, on loan to the National Security Agency and then served 2 years in inactive reserves. John continued his military service by serving in the Regular Army, Military Intelligence from 1986 to 1991. He was deployed to serve 6 months in Kuwait & Iraq during Desert Storm, as Squad Leader. From 1989 to 1991, Mr. Wesson was on loan to National Security Agency.

Gregory Goldberg, Age 48, Gregory Goldberg is an officer and member of PCPM GP, LLC and a manager and member of Professional Traders Management, LLC (“PTM”). Mr. Goldberg was a Principal at Ocean View Capital LLC where he managed a long/short equity fund from 1998 to 2003. From 1994 to 1998, Mr. Goldberg was a Managing Director at Prudential Investments where he was the lead portfolio manager for growth equity products, including mutual funds, variable annuities and general accounts totaling 2 billion USD. Mr. Goldberg has twenty years of Wall Street experience. Mr. Goldberg received his Bachelors of Science in Business Administration, Marketing/Finance, cum laude, from Marist College in 1984.

Dr. Jacob Smith, age 54, Dr. Smith for the previous three years has served as an instructor in Business, Biology, and Healthcare at Davenport University, Livonia, Michigan, conducting courses in Management, Microeconomics, Macroeconomics,  Healthcare, Biology, Anatomy, and Physiology. From 2000-2006 he served as a Medical/Surgical Resident.  He obtained and managed $8 million of federal funds while prioritizing HIV/AIDS care services and developing a comprehensive strategic long- range plan for Southeastern Michigan HIV/AIDS Council. During this time, he also managed and conducted clinical trial research.

Dr. Smith received a Master's Degree from the University Of Chicago and Doctor-Medical from Michigan State University in 2002.  He obtained Certificates from Cambridge University in 2006 and the National Institute of Health/FDA in 2007.  Business Certificates were received from Oxford University in 2007 and Harvard University in 2009.  Dr. Smith then received an MBA from Ashford University in 2009.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors has appointed Gately & Associates, LLC as our independent registered public accounting firm to examine the consolidated financial statements of the Company for fiscal year ending December 31, 2010. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the appointment.

Gately & Associates, LLC will audit our consolidated financial statements for the fiscal year ended December 31, 2010.  Representatives of Gately & Associates, LLC are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Our consolidated financial statements for the fiscal year ended December 31, 2009 was audited by Gately & Associates, LLC.

In the event shareholders fail to ratify the appointment of Gately & Associates, LLC the Board of Directors will reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the Company’s common and preferred stock represented and voting at the Annual Meeting either in person or by proxy will be required for approval of this proposal.  Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GATELY & ASSOCIATES, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CORPORATE GOVERNANCE

Board Meetings and Annual Meeting Attendance

The Board of Directors consisted of 1 member and did not meet time during fiscal year ended December 31, 2009. Additionally, the Board acted approximately 15 times by unanimous written consent in lieu of a meeting during 2009.

JBI encourages its directors to attend the Annual Meeting of shareholders, and all directors are expected to attend the 2010 annual meeting.

Audit Committee

The Company’s three independent directors, Amy Bradshaw, John Wesson, and Gregory Goldberg currently serve as its separately designated standing Audit Committee, established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with Amy Bradshaw chairing the committee and serving as its financial expert.

The Company’s Audit Committee was recently formed and held no meetings during the fiscal year ended December 31, 2009. The function of the Audit Committee, as detailed in the Audit Committee Charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, management practices, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

The independent directors meet the independence standards of the NASDAQ Stock Exchange, the American Stock Exchange and the SEC.

The Audit Committee Charter is posted on the Company’s website at jbiglobal.com and will be reviewed, revised and updated on annual basis.

Compensation Committee

The Company’s three independent directors, Amy Bradshaw, John Wesson and Gregory Goldberg currently serve as its Compensation Committee, with John Wesson chairing the committee.

The Compensation Committee Charter is posted on the Company website, at jbiglobal.com. The Compensation Committee sets the overall compensation principles for the Company, subject to annual review. The Compensation Committee may not delegate its authority.  However, the Compensation Committee may retain counsel or consultants as necessary.  The Compensation Committee was recently formed and did not meet during the year ended December 31, 2009.

The independent directors meet the independence standards of the NASDAQ Stock Exchange, the American Stock Exchange and the SEC.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the performance and/or contribution to the Company’s overall performance by executive officers and other key employees.

Nominating Committee

The Company’s three independent directors, Amy Bradshaw, John Wesson, and Gregory Goldberg currently serve as its Nominating Committee, with Gregory Goldberg chairing the committee.

The Nominating Committee was recently formed and did not meet during the year ended December 31, 2009.  The Nominating Committee Charter is posted on the Company’s website at jbiglobal.com. The Nominating Committee’s role is to identify and recommend candidates for positions on the Board of Directors. The Nominating Committee’s policies are subject to annual review.

The independent directors meet the independence standards of the NASDAQ Stock Exchange, the American Stock Exchange and the SEC.

The function of the Nominating Committee, as detailed in the Nominating Committee Charter, is to recommend to the Board the slate of director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The Nominating Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating Committee has a strong preference for candidates with prior board experience with public companies. The Nominating Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

It is the policy of the Nominating Committee to consider candidates recommended by security holders, directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board.  Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating Committee will review all such recommendations.

The Nominating Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any Committee of the Board upon expiration of such director's term using the same factors as described above for other Board candidates. The Nominating Committee will also take into account the incumbent director’s performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating Committee in evaluating the performance of such director.

Code of Ethics

The Company has adopted a code of ethics that is applicable to our directors and officers. Our code of ethics was filed on Form 10-KSB for the year ended December 31, 2006, filed on March 2, 2007 and is incorporated herein by reference.

Director's Compensation

The following Director Compensation Table sets forth the compensation of our directors for the fiscal year ending on December 31, 2009.

NAME		FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL ($)
	Year		($) (1)	($)	($)	($)	($)

John Bordynuik	2009	0	0	0	0	0	0	0

Amy Bradshaw	2009	0	0	0	0	0	0	0

John Wesson	2009	0	0	0	0	0	0	0

Gregory Goldberg	2009	0	0	0	0	0	0	0

Dr. Jacob Smith	2009	0	0	0	0	0	0	0

Executive Officers and Significant Employee

In addition to Mr. Bordynuik whose biographical information is set forth above, the Company’s other executive officers and significant employees are Ronald C. Baldwin, Jr., Jacob Smith:

Executive Officers:

Ronald C. Baldwin, Jr. – Chief Financial Officer

Mr. Baldwin is a CPA with 15 years experience in public accounting. Mr. Baldwin is licensed to practice accounting in Florida and North Carolina and law in Florida. Mr. Baldwin holds a B.S. in Accounting magna cum laude from the University of South Florida and a J.D. and L.L.M in Taxation cum laude from the University of Florida. Mr. Baldwin was admitted to the Florida Bar in 2000.

From 1991 to 2005, Mr. Baldwin was a staff accountant at Baldwin & Weber, CPA’s and then a partner in R.C. Baldwin, CPA’s providing management advisory services to small and medium sized business clients. From 2005 to 2007, Mr. Baldwin was the Manager of Taxation at Moore, Stephens, Lovelace, P.A., a regional CPA firm with offices in Miami, Orlando, and Tampa. From 2007 to 2009, Mr. Baldwin was the Vice President of Finance at Hegemon Capital, a special opportunity hedge fund that was involved in over $100 million in loan placements and equity investments.

Jacob Smith – Chief Operating Officer

Dr. Smith is an accomplished professional whose educational background and managerial expertise will further assist JBI's management team to execute the Company's growth model. Dr. Smith received a Masters Degree from the University of Chicago and a Doctor-Medical from Michigan State University in 2002. He obtained Certificates from Cambridge University in 2006 and from the National Institute of Health/FDA in 2007. Business Certificates were received from Oxford University in 2007 and Harvard University in 2009. Dr. Smith then received an MBA from Ashford University in 2009.

From 2000-2006 he served as a Medical/Surgical Resident. He obtained and managed $8 million of federal funds while prioritizing HIV/AIDS care services and developing a comprehensive strategic long-range plan for Southeastern Michigan HIV/AIDS Council. During this time, he also managed and conducted clinical trial research.

For the past three years, he has served as an instructor in Business, Biology, and Healthcare at Davenport University, Livonia, Michigan, conducting courses in Management, Microeconomics, Macroeconomics, Healthcare, Biology, Anatomy, and Physiology.

Significant Employee:

Robert G. Shoemaker, Business Consultant

Robert G. Shoemaker, is a seasoned financier and MBA with an extensive background in commercial banking, consulting, operational and executive management, development and construction of residential and mixed-use communities, and workouts of distressed loans and investments.

Mr. Shoemaker is an active business consultant and has provided advisory services to a broad array of clients, primarily in his native Florida marketplace as well as limited engagements on the national and international fronts.   His project advisory, lending, and workout experience totals more than $800 million.

His financial experience dates to the 1980’s and early 1990’s when, during the Savings & Loan crisis, he acted as a bank liaison to regulatory officials, coordinated internal and external audits and was in charge of handling complex workouts of prominent Tampa Bay area developers, while employed by First Florida Bank.

From 1993 to 2003, Mr. Shoemaker was with Mercantile Bank in St. Petersburg, Florida where his responsibilities began as Vice President/ Commercial Loan Officer and concluded as Executive Vice President/Senior Commercial Loan Officer/Senior Credit Officer. During this period, he was a key part of a dynamic management team that built Mercantile Bank from an $80 million bank with three offices in 1993 to a $500 million bank with fifteen offices in three counties by 2002.  In September 2002, the bank was acquired by The South Financial group and Mr. Shoemaker left the bank in March 2003 to pursue independent consulting and real estate investment.

Mr. Shoemaker is also the owner of Mainstreet Homes, Inc. which develops residential and mixed-use properties, primarily in Florida. Mr. Shoemaker’s company served as development Manager for two large-scale communities – an 890 unit ($150 million) Community Development District in Pasco County, Florida and a 40 acre $50 million mixed-use project in Hillsborough County, Florida. His company is also actively involved in numerous smaller projects throughout the Tampa-Bay area.

Mr. Shoemaker has a Bachelor’s degree in finance from Florida State University and a Master’s in Business Administration from the University of South Florida.  He is a Florida licensed Building Contractor and an operating Member of several successful LLC operating and land holding entities.

Richard Haber, Advisor and Consultant

Mr. Haber develops real estate and is also a practicing attorney in Tampa since 1981.   Prior to forming his law partnership (Cramer, Haber & McDonald), he was a staff attorney for United States Congressman William Cramer and served as a special counsel to President Gerald R. Ford during his confirmation hearings to be Vice President of the United States.  Mr. Haber received a Bachelor’s Degree from the University of Florida and a Juris Doctorate from American University.  Mr. Haber is admitted to practice law in the states of Florida and the District of Columbia.

Geoffrey C. Weber, Consultant

Mr. Weber is the President of Bayshore Broadway, Inc.  Bayshore Broadway was formed in 1991 to plan residential and commercial properties, primarily in Florida.   The company founder and president, Geoffrey C. Weber is a seasoned professional and CPA with an extensive background in real estate development, financing, management, financial, and administrative.

Mr. Weber is also a sole CPA practitioner providing management advisory services.   Mr. Weber has an emphasis on real estate development and construction and he has been involved in over $200 million in loan placements.  Mr. Weber has been the Chief Financial Officer for several multi-million dollar companies where he developed systems and operating procedures for financial reporting for owners, operators, and banks.

From July 1983 to November 1992, Mr. Weber was a partner in a CPA firm, Baldwin & Weber, CPA’s that provided management advisory services to small and medium sized business clients.   Mr. Weber provided services to a variety of clients in Florida, Connecticut, and New Jersey

From July 1981 to June 1983, Mr. Weber was the Audit Supervisor for the $1 billion privately held Lykes Bros., Inc. where he performed audits of most subsidiaries, including juice processing, distribution, trucking, and more.

From July 1978 to June 1981, Mr. Weber was a staff accountant for the international accounting firm of Deloitte Haskins + Sells (now Deloitte + Touche).  While with Deloitte Mr. Weber was in-charge or first assistant on a wide variety of clients, including banks, mortgage companies, manufacturing and distribution companies.

Mr. Weber has a Bachelors of Business Administration from James Madison University and became a Florida Certified Public Accountant in 1982.  He is a Member of American Institute of CPA's and is an Associate Member of the Association of Certified Fraud Examiners.

Executive Officer Compensation

The following Executive Officer Compensation Tables sets forth the compensation of our Executive Officers for the fiscal year ending on December 31, 2009.

2009 SUMMARY COMPENSATION TABLE YEAR

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS (3)		OPTIONS AWARDS ($) (3)		NON- EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

John Bordynuik, CEO, President and Director	2009	0	-	0			-				0

Ronald Baldwin, Jr.	2009	0	-	0

Dr. Jacob Smith, Chief Operating Officer	2009	0	-		-		-				0

Family Relationships

As of March 23, 2010, there are no family relationships between or among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, no director or officer of the Company has been involved in any of the following: (1) Any bankruptcy petition filed by or against such person individually, or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Adverse Proceedings

There exists no material proceeding to which any director or officer is a party adverse to the Company or has a material interest adverse to the Company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the no reports required to be filed with respect to transactions in our common stock during the fiscal year ended December 31, 2009 were untimely.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee will review and discuss the audited financial statements for the year ended December 31, 2009 with JBI’s management prior to the Company's filing of its Form 10-K for the year ended December 31, 2009.

The Audit Committee will discuss with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T prior to the Company's filing of its Form 10-K for the year ended December 31, 2009.

The Audit Committee will be provided the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), 2 as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and will discuss with the independent accountant the independent accountant’s independence prior to the Company's filing of its Form 10-K for the year ended December 31, 2009.

Upon satisfactory review and discussion, the Audit Committee will recommend to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10-K for the last fiscal year for filing with the SEC.

Respectfully submitted,

Amy Bradshaw
John Wesson
Gregory Goldberg

The preceding Report of the Audit Committee will be filed with the records of the Company.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As outlined in the table below, we incurred the following fees for the fiscal years ended December 31, 2009 and December 31, 2008, respectively, for professional services rendered by Gately & Associates, LLC our independent registered accounting firm, for the audit of the Company's annual financial statements and for audit-related services, tax services and all other services, as applicable.

Service Provided	Fiscal 2009	Fiscal 2008(2)

Audit Fees(1)
Annual Audit	$84, 400	$*

Audit Related Fees
Assurances and Related Sources	25,000	*

Tax Fees)
Tax Services	0	*

All Other Fees
Fees for other services	0	*

Total Fees	$109,400	*

(1) Audit fees for fiscal year 2009 and 2008 include professional services rendered by our independant registered public accounting firm and third party accounting services for the annual audit of the Company’s financial statements and internal controls and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2) The Company effected a change of control in 2009 and the current management does not have this information.

The Company’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees initially pre-approved by the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

TRANSACTIONS WITH RELATED PERSONS

On April 24, 2009, John Bordynuik purchased 40,250,000 shares of the Company common stock, representing 63.19% voting interest from then President and Chief Executive Officer, Nicole Wright.  Simultaneously, the officers and directors resigned and appointed Mr. Bordynuik as the Company’s sole officer and director. On June 30, 2009, the Company entered into a stock purchase agreement whereby the Company agreed to sell 66,667 shares of the Company’s common stock to John Bordynuik, Inc. (“JBI”), a Delaware corporation controlled by Mr. Bordynuik for an aggregate value of $200,000.

On July 15, 2009, the Company closed on an asset purchase agreement to purchase and assume certain assets of John Bordynuik, Inc., in exchange for the issuance of 809,593 shares of the Company’s common stock.

As of June 30, 2009, $71,538 of stockholder loan payable was used as operating expenses. On June 30, 2009, the Company issued 23,846 shares of restricted common stock in satisfaction of stockholder loans payable for a value of principal and interest in the amount of $71,538, or $3.00 per share.

In July 2009, the Company entered into a lease agreement to rent office space of 790 sq. ft. in Cambridge, Massachusetts for a base term of 12 months.  The sole officer and director prepaid the office rental expenses for the term of the lease.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or

Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as any of our directors or officers.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee of the Board of Directors, as stated in its charter, is responsible for the review, approval or ratification of all “transactions with related persons” as that term refers to transactions required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC.  In reviewing a proposed transaction, the Audit Committee must (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the Audit Committee.  After its review, the Audit Committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

As of March 23, 2010, our authorized capitalization was 155,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share. As of March 23, 2010, there were 50,102,200 shares of our common stock outstanding, and 1,000,000 Series A Super Voting Preferred Shares are issued and outstanding. Holders of the Series A Super Voting Preferred Shares have one hundred (100) times the number of votes that holders of common stock are entitled to on all matters submitted to shareholders for their action or consideration, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth, as of March 23, 2010, the number of shares of our common stock and preferred stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

The address of each owner who is an officer or director is c/o the Company at 500 Technology Square, Suite 150, Cambridge, Massachusetts 02139.

Title of Class	Name of Beneficial Owner (1)	Number of shares	Percent of Class (2)
Common	John Bordynuik, Chairman and Chief Executive Officer, President	9,273,846	18%
Common	Ron Baldwin, Jr. Chief Financial Officer	0	0%
Common	Jacob Smith, Chief Operating Officer, Director	100,000	Less than 1% %
Common	Amy Bradshaw, Director	129,450	Less than 1%
Common	John Wesson, Director	825,004	1%
Common	Gregory Goldberg	65,000	Less than 1%
Series A Super Voting Preferred Stock	John Bordynuik	1,000,000	100%

	All officers and directors as a group (6 persons)	10,369,454	20%
	All officers, directors and 5% holders as a group (6 persons)	10,369,454	20%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.
(2)	Based on 50,102,200 common shares issued and outstanding as of March 2, 2010 and 1,000,000 Series A Super Voting Preferred Stock issued and outstanding.

SHAREHOLDERS COMMUNICATIONS

The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in writing, to JBI, Inc., 500 Technology Square, Cambridge, MA 02139, Attention: Board of Directors.

SHAREHOLDER PROPOSALS FOR THE 2011 MEETING

In the event that a stockholder desires to have a proposal considered for presentation at the 2011 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Company so that it is received  not later than one hundred twenty (120) days in advance of the first anniversary of the date the Company’s proxy statement was first mailed to stockholders for the 2010 Annual Meeting of Stockholders; provided, however, that in the event that the date of the 2011 Annual Meeting is changed by more than thirty (30) days from the date of the 2010 Annual Meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such meeting and ten (10) calendar days following the date on which public announcement of the date of such meeting is first made by the Company. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. The notice must also comply with the Company’s Bylaws. Notices should be directed to: JBI, Inc., Attention: Secretary.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, 500 Technology Square, Suite 150, Cambridge, MA 02139 or by calling telephone number (916) 351-1020.

In certain cases, only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, JBI, Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for vote at the Annual Meeting, other than the proposals described in this Proxy Statement.  If you grant a proxy, the person named as proxy holder, John Bordynuik, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors

John Bordynuik
Chairman of the Board

Cambridge, Massachusetts
March 23, 2010

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
JBI, INC.

The undersigned hereby appoints John Bordynuik as Proxy with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 24, 2010 at 1:30 P.M. at the Fallsview Casino Resort, 6380 Fallsview Boulevard, Niagara Falls, Ontario L2G 7X5 , or at any postponement or adjournment thereof, and upon any and all matters which may properly be brought before the Annual Meeting or any postponement or adjournments thereof, hereby revoking all former proxies.

Election of Directors

The nominees for the Board of Directors are:

John Bordynuik	Amy Bradshaw	John Wesson

Gregory Goldberg	Dr. Jacob Smith

Instruction:  To withhold authority to vote for any individual nominee(s), write the nominee(s) name on the spaces provided below:

The Board of Directors recommends a vote FOR Proposal No. 1 and ratification of Proposal No. 2.

1.	To elect five directors to hold office for a one year term or until each of their successors are elected and qualified (except as marked to the contrary above).

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

2.	To ratify the appointment of Gately & Associates, LLC as the independent registered public accounting firm of the Company.

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

3.	To withhold the proxy’s discretionary vote on Your behalf with regards to any other matters that are properly presented for a vote at the Annual Meeting, please mark the box below.

☐	WITHHOLDS

This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR each of the proposals.

Dated:	, 2010

Signature of Shareholder

Signature of Shareholder

Please date and sign exactly as your name(s) appears hereon.  If the shares are registered in more than one name, each joint owner or fiduciary should sign personally.  When signing as executor, administrator, trustee or guardian give full titles.  Only authorized officers should sign for a corporation.